UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2013

MPM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Washington	0- 14910	81-0436060
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1727 E. Springfield Ave, Ste C Spokane, Washington (Address of principal executive offices)	99202 (Zip Code)

(509) 242-3036
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 29, 2013, MPM Technologies, Inc., a Washington corporation (the “Company”), entered into a purchase agreement with certain accredited investors to issue and sell convertible promissory notes to such accredited investors (the “Holders”), representing an aggregate principal amount of up to $500,000 (the “Notes”). As of May 2, 2013, $100,000 in Notes have been purchased by investors (the “Initial Investors”). The closing of the initial $100,000 in Notes occurred on May 1, 2013.

The principal balance of each Note is convertible into common stock of the Company, at the election of the Holder, beginning 24 months after the issuance of the Note.  The conversion price under each note is equal to the market price (as determined in accordance with the Note) multiplied by 75%.  Each Note has a term of up to two years.  The Company has the right to prepay the principal and interest, if any, under the Note without penalty.  Interest on each Note accrues at a rate of nine percent (9%) per annum.  Each Note contains customary default provisions, including provisions for potential acceleration of the Note and automatic conversion of the principal amount and accrued interest, if any, of the Note into common stock of the Company at a Default Conversion Price (as determined in accordance with the Note).  The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of convertible note filed as Exhibit 4.1 hereto.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02                      Unregistered Sales of Equity Securities.

The Notes described under Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.  The offering was made to certain “accredited investors” (as defined by Rule 501 under the Securities Act). The Company made no solicitation in connection with the sale other than communications with the investors. The Company obtained representations from the investors regarding their investment intent, experience and sophistication.  The investors received or had access to adequate information about the Company in order to make an informed investment decision.  The aggregate principal amount of the Notes shall be up to $500,000. Based upon the May 1, 2013 market price of $0.245 per share and the 25% discount, the maximum number of shares convertible under the Notes is approximately 2,721,089 shares, and the number of shares convertible under the $100,000 aggregate principal amount of Notes purchased by the Initial Investors is approximately 544,218 shares.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

4.1           Form of 9.0% Convertible Promissory Note issued May 1, 2013
10.1         Convertible Note Purchase Agreement dated April 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPM TECHNOLOGIES, INC.

By:           /s/ Peter Chase
Peter Chase
Chairman and President

Date: May 3, 2013

Exhibit Index

Exhibit No.	Description

4.1	Form of 9.0% Convertible Promissory Note issued May 1, 2013
10.1	Convertible Note Purchase Agreement dated April 29, 2013